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                         CONSENT OF DYKEMA GOSSETT PLLC


We consent to the filing of our tax opinion as an exhibit to the Amendment to the Registration Statement on Form N-14 of John Hancock Trust. to be filed with the Securities and Exchange Commission on or about May 3, 2007 and to the references made to our firm therein and in any amendments thereto.



/s/ Dykema Gossett PLLC
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400 Renaissance Center
Detroit, Michigan
May 2, 2007